Exhibit 99.19

EXECUTION COPY

TPG SPECIALTY LENDING, INC.
888 7th Avenue, 4th Floor
New York, NY 10019

PERSONAL AND CONFIDENTIAL

September 30, 2013

Global Geophysical Services, Inc.
13927 South Gessner Road
Missouri City, TX 77489

Fee Letter

Ladies and Gentlemen:

This letter sets forth certain fees payable by Global Geophysical Services, Inc., a Delaware corporation (the "Company") in connection with the Financing Agreement, dated as of September 30, 2013 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the "Financing Agreement"; terms not otherwise defined herein shall have the meaning set forth in the Financing Agreement), by and among the Company, and certain Subsidiaries of the Company, as Guarantors, the Lenders from time to time party thereto, TPG Specialty Lending, Inc., a Delaware corporation ("TSL"), as administrative agent for the Lenders (in such capacity, "Administrative Agent"), as collateral agent for the Lenders (in such capacity, "Collateral Agent"), and as co-lead arranger (in such capacity, the "TSL Co-Lead Arranger"), and Tennenbaum Capital Partners, LLC ("TCP"), as co-lead arranger (in such capacity, the "TCP Co-Lead Arranger" and together with the TSL Co-Lead Arranger, each a "Co-Lead Arranger" and, collectively, the "Co-Lead Arrangers").  The Company hereby agrees to pay the nonrefundable fees set forth in this letter in accordance with the other terms and conditions set forth herein.

1.           Administration Fee.  The Company agrees to pay TPG Specialty Lending, Inc. (or its designees) and Tennenbaum Capital Partners, LLC (or its designees), an administration fee in an amount per year equal to $50,000 each, payable annually in advance on the Closing Date, and on each anniversary of the Closing Date thereafter, for so long as any Obligations or Commitments under the Financing Agreement shall be outstanding, or otherwise as agreed by the Company, TPG Specialty Lending, Inc., and Tennenbaum Capital Partners, LLC.

2.           Facility Fee.  The Company agrees to pay to (a) TSL solely for its own account or the account of its designees, a facility fee in an amount equal to $1,443,750, payable to TSL or its designees on the Closing Date, and (b) TCP solely for its own account or the account of its designees, a facility fee in an amount equal to $1,443,750, payable to TCP or its designees on the Closing Date.

Global Geophysical Services, Inc.
September 30, 2013

3.           Yield Maintenance Premium.  If all or any part of the principal balance of any Term Loan is paid and/or any Commitment is reduced or terminated on or prior to the first anniversary of the Closing Date for any reason (including, but not limited to, any optional or mandatory payment or any payment made after the occurrence of an Event of Default or after acceleration of the Loans, but excluding (x) the termination of any Term Loan A Commitment on the Closing Date, (y) any funding of the Term Loan B Commitment or (z) any payment made pursuant to Section 2.11(a), 2.11(b), 2.13(b) or 2.13(e)), Company shall pay to each Initial Lender (as hereinafter defined) in accordance with its Pro Rata Shares on the Closing Date (or as any such Initial Lender may otherwise agree in writing with any of its assignees under the Financing Agreement with respect to the portion of the Yield Maintenance Premium that would otherwise be distributed to such Initial Lender hereunder), an amount (the "Yield Maintenance Premium") equal to (A) the difference between (1) the aggregate amount of interest (including, without limitation, interest payable in cash, in kind or deferred) which would have otherwise been payable on the amount of the principal payment or commitment reduction, from the date of payment or reduction until the first anniversary of the Closing Date (calculated at the rate applicable to Base Rate Loans on the date of such payment or reduction and, in the case of a commitment reduction, as if the applicable commitment were fully drawn from the date of such payment until the first anniversary of the Closing Date), and (2) the aggregate amount of interest Lenders would earn if the paid or reduced principal amount were reinvested for the period from the date of payment or reduction until the first anniversary of the Closing Date at the Treasury Rate (the term "Treasury Rate" shall mean a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined by Collateral Agent on the date three (3) Business Days prior to the date of payment, to be the yield expressed as a rate listed in The Wall Street Journal for United States Treasury securities having a term of not greater than thirty-six (36) months), plus (B) an amount equal to 3.0% of the amount of the principal payment or commitment reduction made on such date.  No amount will be payable pursuant to the foregoing provisions with respect to any payment of all or any part of any Loan or any commitment reduction made after the first anniversary of the Closing Date.  "Initial Lenders" means collectively, the Lenders party to the Financing Agreement on the Closing Date, but not any of their respective assignees under the Financing Agreement.

4.           Prepayment Premium.  If all or any part of the principal balance of any Term Loan is paid after the first anniversary of the Closing Date for any reason (including, but not limited to, any optional or mandatory payment or any payment made after the occurrence of an Event of Default or after acceleration of the Loans, but excluding any payment made pursuant to Section 2.11(a), 2.11(b), 2.13(b) or 2.13(e)), Company shall pay to each Initial Lender in accordance with its Pro Rata Shares on the Closing Date (or as any such Initial Lender may otherwise agree in writing with any of its assignees under the Financing Agreement with respect to the portion of the Prepayment Premium that would otherwise be distributed to such Initial Lender hereunder), a prepayment premium (the "Prepayment Premium") on the amount so paid as follows:

Global Geophysical Services, Inc.
September 30, 2013

Relevant period (number of calendar months elapsed since the Closing Date)	Prepayment Premium as a percentage of the amount so paid
after 12 and on or prior to 24	3.0%
after 24	0%

Without limiting the generality of the foregoing, it is understood and agreed that if the Obligations are accelerated for any reason, including because of default, sale, disposition or encumbrance (including that by operation of law or otherwise), the Yield Maintenance Premium and Prepayment Premium will also be due and payable as though said indebtedness was voluntarily prepaid and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof.  Any Yield Maintenance Premium and Prepayment Premium payable above shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination and the Company agrees that it is reasonable under the circumstances currently existing.  The Yield Maintenance Premium and Prepayment Premium shall also be payable in the event the Obligations (and/or this Agreement or the Notes evidencing the Obligations) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means.  THE COMPANY EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING YIELD MAINTENANCE PREMIUM AND PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION.  The Company expressly agrees that:  (A) the Yield Maintenance Premium and Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Yield Maintenance Premium and Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Lenders and the Company giving specific consideration in this transaction for such agreement to pay the Yield Maintenance Premium and Prepayment Premium; and (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph.  The Company expressly acknowledges that its agreement to pay the Yield Maintenance Premium and Prepayment Premium to Lenders as herein described is a material inducement to Lenders to provide the Commitments and make the Loans.

The Company acknowledges and agrees that, except as expressly set forth herein and in the Financing Agreement, the Company may not pay any fees to any other Agent or Lender in connection with the Financing Agreement and the other Loan Documents except as may be agreed in writing by the parties hereto.  All fees payable hereunder shall be fully earned when due and non-refundable when paid and shall be in addition to any other fees, costs and expenses payable pursuant to the Financing Agreement and the other Loan Documents.  Each of the parties hereto (and their respective successors and assigns) reserves the right to allocate, in whole or in part, to any of its affiliates certain fees payable to such Person hereunder in such manner as such Person and such affiliates shall agree in their sole discretion.

Global Geophysical Services, Inc.
September 30, 2013

To the extent permitted by applicable law, the Company's obligation to pay the foregoing fees will not be subject to counterclaim or setoff for, or be otherwise affected by, any claim or dispute you may have.

Within 120 days following the Closing Date (or such later date as Company may request and the Required Lenders may agree (which agreement shall not be unreasonably withheld)), the Company shall deliver to the Collateral Agent evidence that (a) the Loan Parties have amended the license agreement with Richard A. Degner, owner of the trademark "Global Geophysical Service", to eliminate the change of control provisions and anti-assignment provisions contained therein, and (b) that all documents reasonably requested by TCP or TSL have been filed with the United States Patent and Trademark Office to reflect that a Loan Party is the record owner of the registered Patents and Trademarks specified on Schedule 4.7 to the Pledge and Security Agreement.

Please note that this Fee Letter is exclusively for the information of the senior management of the Company and may not be disclosed by the Company to any third party other than the Company's officers, directors, agents, attorneys and advisors who are directly involved in the Financing Agreement to the extent such persons agree or are otherwise obligated to hold the same in confidence or circulated or referred to publicly, except to the extent expressly set forth in the Financing Agreement.

This letter shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

This letter may be executed in any number of counterparts, each of which when executed shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed counterpart of a signature page of this letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

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Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this letter, which shall become a binding agreement upon our receipt.

Very truly yours,
TPG SPECIALTY LENDING, INC., as Collateral Agent, Lender and Co-Lead Arranger
By:	/s/ MICHAEL FISHMAN___________________
Name: Michael Fishman Title: CEO
TENNENBAUM CAPITAL PARTNERS, LLC, as Co-Lead Arranger
By:	/s/ PHIL TSENG___________________________
Name:Phil Tseng Title: Managing Partner

Fee Letter

ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE:
GLOBAL GEOPHYSICAL SERVICES, INC.
By:	/s/ P. MATHEW VERGHESE___________________
Name: P. Mathew Verghese
Title: Senior Vice President and Chief Financial Officer

Fee Letter